UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2020, Mitchell Stern notified Leaf Group Ltd. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, and from the Compensation Committee and the Audit Committee (where he served as Chair), effective as of July 10, 2020. Mr. Stern’s decision to resign was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 13, 2020, the Board reconstituted the composition of the Company’s Audit Committee, effective immediately, to include James R. Quandt, Jennifer Schulz and John Pleasants. Charles (Lanny) Baker had previously been appointed to the Audit Committee in May 2020, but he is unable to serve on the Committee under applicable NYSE rules. The Audit Committee did not convene and held no meetings during Mr. Baker’s brief tenure on the Audit Committee.

Item 8.01     Other Events

On July 9, 2020, the New York Stock Exchange (the “NYSE”) provided notice to the Company that it accepted the Company's plan to regain compliance with the NYSE’s continued listing standards. As previously reported by the Company in a Current Report on Form 8-K on April 16, 2020, the Company received a letter from the NYSE on April 10, 2020 stating that the Company was not then in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual relating to market capitalization. The Company submitted a compliance plan to the NYSE on May 26, 2020, and the NYSE has reviewed and accepted the plan. As a result, the Company's common stock will continue to be listed on the NYSE, subject to the Company demonstrating full compliance with the NYSE continued listing standards, which requires an issuer to demonstrate compliance with the applicable continued listing standards for a period of two consecutive quarters. As of July 13, 2020, the Company’s market capitalization was $107 million. Since May 22, 2020, the Company’s market capitalization has exceeded $50 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2020	LEAF GROUP LTD.

	By:	/s/ Adam Wergeles
Adam Wergeles
Executive Vice President and General Counsel